Exhibit 99.1

CleanCore Solutions (ZONE) Appoints Tyler Hassen as CEO to Lead AI Infrastructure Buildout

Company has signed Non-Binding Letter of Intent (LOI) for an initial data center project

Alex Spiro serves as the Chairman of the Board of Directors

OMAHA, NEB, June 8, 2026 /PRNewswire/ – CleanCore Solutions, Inc. (NYSE American: ZONE) (“CleanCore” or the “Company”) today announced that Tyler Hassen has been appointed Chief Executive Officer (“CEO”) and as a member of the Company’s Board of Directors (the “Board”). Under Hassen’s leadership, the Company will focus on building critical AI infrastructure across the United States. Formerly backed by the Dogecoin Foundation in partnership, the Company will move away from its cleaning products business and its previously announced Dogecoin treasury strategy. The Company also announced that it has signed a non-binding Letter of Intent (“LOI”) to develop a data center project in the Midwest.

Hassen brings over two decades of experience across the energy, industrial, and government sectors. Most recently, he served as the Acting Assistant Secretary of Policy, Management & Budget at the U.S. Department of the Interior under Secretary Doug Burgum, and previously served as Chief Executive Officer of Basin Holdings, a diversified energy and industrial business. His experience navigating industrial operations, permitting processes, and strategic partnerships in these sectors will help position CleanCore Solutions to execute and transition the business to meet the growing AI infrastructure demand.

“Compute has become one of the most valuable resources in the world, and the demand for power, land and infrastructure it requires is unprecedented, and only continues to accelerate,” said Tyler Hassen, newly appointed CEO. “We believe that our transition positions us to be a foundational player in the critical infrastructure that powers the AI economy.”

The Company is actively evaluating additional development opportunities across rural and industrial areas of the United States, as it expands its pipeline to bring data centers and campuses online.

About CleanCore Solutions, Inc.

CleanCore Solutions, Inc. (NYSE American: ZONE) is building the critical infrastructure that powers the AI economy. Through a growing pipeline of projects, ZONE aims to help meet the increasing demand for compute capacity, power, and digital infrastructure required by the world’s leading AI companies.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include, but are not limited to, statements regarding the Company’s strategic transition to AI infrastructure; the Company’s plans to develop data centers and related projects; expectations regarding the Letter of Intent and other development opportunities; and other statements that are not historical facts. Forward-looking statements are generally identified by words such as “believes,” “looks to,” “will,” “positions,” “focused on,” “aims,” “expanding,” and similar expressions.

These forward-looking statements are based on management’s current expectations and assumptions as of the date of this press release and are subject to significant risks, uncertainties, and other factors that could cause actual results to differ materially from those expressed or implied. Such risks and uncertainties include, but are not limited to: the highly speculative and uncertain nature of the Company’s anticipated AI critical infrastructure business; the Company’s lack of operating history in the data center or computing infrastructure industry; the Company’s limited experience in the data center and AI infrastructure industries; the Company’s ability to successfully transition its business model from cleaning services; risks associated with the Company’s LOI, including that it may not result in a definitive agreement or completed project; the Company’s ability to identify, develop, and bring online data center projects on anticipated timelines and budgets; the Company’s ability to secure adequate financing for capital-intensive infrastructure projects; the significant capital requirements associated with data center development and the Company’s limited current financial resources; the Company’s ability to consummate a sale or disposition of its cleaning products business on favorable terms or at all; risks associated with the Company’s transition away from its Dogecoin treasury strategy, including potential volatility in cryptocurrency markets and risks related to the disposition of digital asset holdings; competition from established data center operators and hyperscale cloud providers; risks related to permitting, land acquisition, and utility interconnection for data center projects; the Company’s dependence on development and operating partners for initial projects; changes in demand for AI infrastructure and compute capacity; changes in government regulation affecting AI infrastructure or data centers; conditions that raise substantial doubt about the Company’s ability to continue as a going concern; and general economic and market conditions.

For a more complete discussion of risks and uncertainties, please refer to the Company’s filings with the U.S. Securities and Exchange Commission (“SEC”), including the “Risk Factors” section of the Company’s most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law. All forward-looking statements are qualified in their entirety by this cautionary statement.

MEDIA CONTACT

Marcy Simon

Marcy@agentofchange.com

+19178333392

SOURCE CleanCore Solutions, Inc.